Exhibit 99.1

NEWS RELEASE
Superior Uniform Group, Inc.
A NASDAQ Listed Company: SGC
10055 Seminole Boulevard
Seminole, Florida 33772-2539
Telephone (727) 397-9611
Fax (727) 803-9623

Contact: Andrew D. Demott, Jr., CFO	FOR IMMEDIATE RELEASE
(727) 803-7135

SUPERIOR UNIFORM GROUP, INC. REPORTS OPERATING RESULTS FOR 2013

●	Net Sales Increase 26.8%
●	HPI Reports Net Sales of $21,052,000, an Increase of 33.7%
●	The Office Gurus Reports Net Sales Increase of 63.4%
●	Net Earnings Per Share (Diluted) Increase by 87.8%

SEMINOLE, Fla. - February 20, 2014 – Superior Uniform Group, Inc. (NASDAQ: SGC), manufacturer of uniforms, image apparel and accessories, today announced its fourth quarter and year-end operating results for 2013.

The Company announced that for the year ended December 31, 2013, net sales increased 26.8% to $151,496,000, compared to 2012 net sales of $119,486,000. Net earnings for the year ended December 31, 2013 were $5,850,000 or $0.92 per share (diluted) compared to $3,031,000 or $0.49 per share (diluted) reported for the year ended December 31, 2012. We reported net sales increases of 7.6% in our Uniforms and Related Products segment excluding the impact of HPI. HPI contributed net sales in the second half of 2013 of $21,052,000, following our July 1, 2013 acquisition of their business, representing an increase of 33.7% from their prior year second half net sales. We reported an increase of 63.4% in net sales to outside customers in our Remote Staffing Solutions segment. Our net earnings in the current year included pre-tax expenses for costs associated with the acquisition of HPI totaling approximately $995,000. Exclusive of these acquisition expenses, HPI contributed approximately $0.07 earnings per share (diluted) in the second half of 2013.

Net earnings for the fourth quarter ended December 31, 2013 were $1,675,000 or $0.25 per share (diluted) compared to net earnings of $485,000 or $0.08 per share (diluted) reported for the fourth quarter ended December 31, 2012. We reported net sales increases of 6.4% in our Uniforms and Related Products segment excluding the impact of HPI. HPI contributed net sales in the fourth quarter of 2013 of $12,014,000, representing an increase of 46.2% from their prior year fourth quarter net sales. We reported an increase of 42.1% in net sales to outside customers in our Remote Staffing Solutions segment. HPI contributed approximately $0.05 earnings per share (diluted) in the fourth quarter of 2013.

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Net earnings for the fourth quarter of 2012 included a non-cash, pre-tax intangible asset impairment loss of $1,226,000 to write off the remaining balance of the intangible asset associated with the licensing agreement with EyeLevel Interactive North America, LLC. After tax, this charge resulted in a reduction of 2012 earnings per share (diluted) of approximately $0.14.

Michael Benstock, chief executive officer, commented: “We are very proud to report these tremendous increases in our earnings in 2013. We have been working diligently for some time to lay the foundation that made these results possible. 2013 was a breakthrough year for our Company. We were able to complete the acquisition of HPI midyear after a relentless pursuit of almost four years. Following the acquisition, we have worked with HPI management to insure that the acquisition did not create any disruption in the service that was provided to customers. As a result, HPI has continued to maintain and build upon the momentum that started prior to the acquisition. They are positioned to continue to provide significant growth going forward.

“Following the acquisition, we have been able to focus the remainder of our Uniforms and Related Products segment’s sales force on our other core markets such as healthcare while allowing HPI’s sales force to continue pursuing their markets. As a result, we were able to streamline our sales force while still achieving solid net sales growth in this area. We look forward to continued solid growth from these markets as we move forward.

“We also continue to see remarkable opportunity and net sales growth in our Remote Staffing Solutions segment as well. In a relatively short period of time, we have developed a very strong organization with a tremendous culture that is committed to providing excellent service to our customers and that is positioned to deliver substantial sales and earnings growth in this segment for the foreseeable future.

“We remain in a very strong financial condition and are happy to be in a position that allows us to continue to pursue additional strategic acquisitions and to make the other investments in our future that will allow us to deliver even more robust results.

“Finally, I would be remiss not to thank the tremendous group of employees here at Superior Uniform Group for their hard work and clear focus that has made these results possible. I would also like to thank our shareholders for their continued support of our Company.”

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ABOUT SUPERIOR UNIFORM GROUP, INC.

Superior Uniform Group (NASDAQ:SGC), established in 1920, is one of America's foremost providers of fine uniforms and image apparel. Headquartered in Seminole, Fla., Superior Uniform Group manages award-winning uniform apparel programs for major corporations nationwide. Leaders in innovative uniform program design, global manufacturing, and state-of-the-art distribution, Superior Uniform Group helps companies achieve a more professional appearance and better communicate their brands - particularly those in healthcare, private security, retail, hospitality, transportation and food service industries.

The Company’s commitment to service, technology, quality and value-added benefits, as well as its financial strength and resources, support customers’ diverse needs while embracing a "Customer 1st, Every Time!" philosophy and culture. Superior Uniform Group primarily sells its products through its signature brands Fashion Seal Healthcare® and HPI Direct®. Superior Uniform Group is also the parent company for The Office Gurus®, its BPO and Contact Center vertical, and power3web™, its web development division.  For more information, call (800) 727-8643 or visit www.superioruniformgroup.com.

Statements contained in this press release which are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including without limitation, those identified in the Company’s SEC filings, which could cause actual results to differ from those projected.

Comparative figures for 2013 and 2012 are as follows:

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Superior Uniform Group, Inc. and Subsidiaries

Consolidated Statements of Income

	Three Months Ended December 31,
	(Unaudited)
	2013	2012
Net sales	$45,473,000	$31,044,000

Costs and expenses:
Cost of goods sold	30,446,000	20,437,000
Selling and administrative expenses	12,397,000	8,550,000
Intangible asset impairment	-	1,226,000
Interest expense	85,000	6,000
	42,928,000	30,219,000

Income before taxes on income	2,545,000	825,000
Taxes on income	870,000	340,000
Net income	$1,675,000	$485,000

Weighted average number of shares outstanding during the period
(Basic)	6,452,587	6,091,377
(Diluted)	6,630,926	6,140,372

Per Share Data:

Basic:
Net earnings	$0.26	$0.08
Diluted:
Net earnings	$0.25	$0.08

Dividends per common share	$0.135	$0.675

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Superior Uniform Group, Inc. and Subsidiaries

Consolidated Statements of Income

Years Ended December 31,
	2013	2012
Net sales	$151,496,000	$119,486,000

Costs and expenses:
Cost of goods sold	98,938,000	79,723,000
Selling and administrative expenses	43,873,000	33,886,000
Intangible asset impairment	-	1,226,000
Interest expense	195,000	30,000
	143,006,000	114,865,000

Income before taxes on income	8,490,000	4,621,000
Taxes on income	2,640,000	1,590,000

Net income	$5,850,000	$3,031,000

Weighted average number of shares outstanding during the period
(Basic)	6,261,588	6,061,691
(Diluted)	6,343,604	6,142,997
Per Share Data:
Basic:
Net earnings	$0.93	$0.50
Diluted:
Net earnings	$0.92	$0.49

Dividends per common share	$0.135	$1.08

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Superior Uniform Group, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31,

ASSETS
(Unaudited)
	2013	2012
CURRENT ASSETS
Cash and cash equivalents	$5,316,000	$3,554,000
Accounts receivable	22,735,000	16,655,000
Accounts receivable - other	4,133,000	2,995,000
Inventories	49,486,000	39,246,000
Prepaid expenses and other current assets	6,012,000	2,794,000
TOTAL CURRENT ASSETS	87,682,000	65,244,000
PROPERTY, PLANT AND EQUIPMENT, NET	13,160,000	8,723,000
OTHER INTANGIBLE ASSETS	18,353,000	559,000
GOODWILL	4,135,000	-
DEFERRED INCOME TAXES	2,009,000	4,205,000
OTHER ASSETS	155,000	182,000
	$125,494,000	$78,913,000

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$8,363,000	$6,629,000
Other current liabilities	7,768,000	3,222,000
Current portion of long-term debt	1,750,000	-
TOTAL CURRENT LIABILITIES	17,881,000	9,851,000
LONG-TERM DEBT	24,500,000	-
LONG-TERM PENSION LIABILITY	3,617,000	10,468,000
ACQUISITION-RELATED CONTINGENT LIABILITY	6,806,000	-
OTHER LONG-TERM LIABILITIES	625,000	736,000
DEFERRED INCOME TAXES	130,000	70,000
TOTAL SHAREHOLDERS' EQUITY	71,935,000	57,788,000
	$125,494,000	$78,913,000

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